UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  March 21, 2012

VIDAROO CORPORATION
(Exact name of registrant as specified in charter)

Nevada	333-147932	26-1358844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 N. Highland Ave, Winter Garden, FL                   34787
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code: (321) 293-3360

Copies to:
Frederick M. Lehrer, Esq.
Attorney and Counselor at Law
8695 College Pkwy, Suite 1324
Ft Myers, Florida 33919

Phone: 239 985-4127

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Vidaroo Corporation is referred to herein as “we”, “our” or “us”.

ITEM 1 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Background
In August 2010, we and our subsidiary, E360, LLC (“E360”), were  served with a complaint (the "Complaint") by Sand Lake Imagining, LLLP (“Sand Lake”) and Dr. Stephen M. Bravo (“Bravo”) (hereafter collectively referred to as the “Investors”) alleging the non-exempt sale of  E360’s securities, which sought the rescission of the sale of these securities.

Entry into Settlement Agreement
On March 21, 2012, we entered into a settlement agreement  (the “Agreement”) with the Investors settling the above-referenced litigation. The terms of the
Agreement provide that we agree to: (a)  issue 600,000 shares of our common stock (400,000 shares to Sand Lake and 200,000 shares to Bravo) in acknowledgment of the  $135,000 investment; and (b) issue an additional 300,000 shares  on a pro-rata ownership basis to the Investors upon the occurrence of either of the following events: (i) the Investors deliver to us a release of any and all claims from Greatwater Holdings, LLC (“Greatwater”), the entity that the $135,000 investment was originally made through; or (ii) the Investors obtain a writ of execution after final judgment for damages against Greatwater and levy on said shares.   The Investors have agreed to dismiss the complaint against E360 and us with prejudice upon receipt of the 600,000 shares referred to in (a) above.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
10.1	Settlement Agreement by and between Sand Lake Imaging, LLLP, Stephen M. Bravo, E360, LLC and Vidaroo Corporation dated March 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vidaroo Corporation

Dated: March 26, 2012	By:	/s/ Thomas Moreland
Name: Thomas Moreland
Title: Chief Financial Officer